N-SAR Exhibit: Sub-item 77I (a)
Legg Mason Global Asset Management Trust
RARE Global Infrastructure Value Fund
Item 77I (a): Terms of new or amended securities

In response to Sub-Items 77I(a),  the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 24, 2017 (Accession No. 0001193125-17-095145). The Registrant also incorporates by reference Post-Effective Amendment No. 375 to Form N-1A filed on January
20, 2017  pursuant to Rule 485(b) of the Securities Act of 1933
(Accession No. 0001193125-17-014288).